Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Maximum Dynamics, Inc. a Nevada corporation (the "Company") on Form 10-QSB for the period ending September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Joshua Wolcott, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Maximum Dynamics, Inc., and will be retained by Maximum Dynamics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



/s/ Joshua Wolcott
--------------------------
Joshua Wolcott
Chief Financial Officer
December 1, 2004


--------
1 This indication came about in discussions surrounding their relationship to the Company in financing our potential customers.
2 The primary providers of point of sale terminals capable of handling banking transactions are distributed by the banks, which screen applicants excessively.